Generex Announces Results of Annual Stockholders’ Meeting

WORCESTER, MA & TORONTO, CANADA, June 10, 2011 (PRNewswire) – Generex Biotechnology Corporation (OTCBB:  GNBT) (www.generex.com) today announced the results of the Company’s annual meeting of stockholders held on June 8, 2011.

At the annual meeting of stockholders, the following directors were elected to serve on the Board of Directors until the next annual meeting of stockholders:  John Barratt, Brian McGee, Nola Masterson, Mark Fletcher, Dr. James Anderson, and Dr. Eric Von Hofe, Ph.D.  Stockholders also ratified the appointment of MSCM LLP as the Company’s independent registered public accounting firm for the year ending July 31, 2011.

In addition, the stockholders supported the Company’s non-binding resolutions on the Company’s executive compensation policies and practices and the Board of Director’s recommendation to hold an advisory vote on executive compensation every two years.

The proposal to amend the Company’s Restated Certificate of Incorporation to effect a reverse stock split was approved by the stockholders.  As stated in the proposal, the reverse stock split will only be effected if the Company's application for listing on a U.S. national stock exchange is approved contingent only upon the Company meeting the minimum share price requirement of such exchange.  The Company has not yet made any application to an exchange on those terms.  If the requisite conditions are met, the reverse stock split may be effected at any time prior to December 7, 2012.

“More than 75% of the Company’s stock was voted at this meeting,” commented Mark Fletcher, the Company’s President & Chief Executive Officer.  “For a company with more than 37,000 stockholders, none of whom hold in excess of 5% of the outstanding stock, and more than 295 million shares outstanding, the voter turnout here is nothing short of remarkable.”  Mr. Fletcher continued, “I note that more than 80% of the shares voted were in favour of the reverse stock split.  This vote is an endorsement of the new Generex management team and Board of Directors, and provides a clear mandate to proceed with the development plan unveiled by the Company on March 30, 2011.”

About Generex Biotechnology Corporation

Generex is engaged in the research, development, and commercialization of drug delivery systems and technologies.  Generex has developed a proprietary platform technology for the delivery of drugs into the human body through the oral cavity (with no deposit in the lungs).  The Company's proprietary liquid formulations allow drugs typically administered by injection to be absorbed into the body by the lining of the inner mouth using the Company's proprietary RapidMist™ device.  The Company's buccal insulin spray product, Generex Oral-lyn™ is in Phase III clinical trials at several sites around the world.  Antigen Express, Inc. is a wholly owned subsidiary of Generex.  The core platform technologies of Antigen Express comprise immunotherapeutic vaccines for the treatment of malignant, infectious, allergic, and autoimmune diseases.  Antigen Express has pioneered the use of specific CD4+ T helper stimulation in immunotherapy.  One of its platform technologies relies on inhibition of expression of the Ii protein.  Antigen Express scientists, and others, have shown clearly that suppression of expression of the Ii protein in cancer cells allows for potent stimulation of T helper cells and prevents the further growth of cancer cells.  For more information, visit the Generex website at www.generex.com or the Antigen Express website at www.antigenexpress.com.

Cautionary Note Regarding Forward-Looking Statements

This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by introductory words such as "expects," "plan," "believes," "will," "achieve," "anticipate," "would," "should," "subject to" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not.  Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement.  Risks and uncertainties relating to the proposed reverse stock split include the risks that (1) Generex will not meet the standards for listing its common stock on a national stock exchange; and (2) Generex will not meet or sustain the minimum share price requirement of a national stock exchange.  No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.  Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials.  Because of this, statements regarding the expected timing of clinical trials or ultimate regulatory approval cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any "phase" of clinical trials or when it will obtain ultimate regulatory approval by a particular regulatory agency.  Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

Generex Contacts:

Investor Relations Contacts:
Generex Biotechnology Corporation
Todd Falls
800-391-6755

Seahawk Capital Partners, Inc.
Joseph Moscato
646-599-6222

Media Contact:
Beckerman Public Relations
Jerry Schranz
201-465-8020
jschranz@beckermanpr.com